SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]    Preliminary Proxy Statement        [   ]   Confidential, for Use of the
[   ]   Definitive Proxy Statement                 Commission Only (as permitted
[   ]   Definitive Additional Materials            By Rule 14A-6(e)(2))
[   ]   Soliciting Material Pursuant
[   ]   to Rule 14a-11(c) or Rule 14a-12

                     Cornerstone Internet Solutions Company
                     ---------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee  computed on table below per  Exchange  Act Rules  14a-6(I)(4)  AND
         0-11.

         A. Title of each class of securities to which transaction applied:

         2.       Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                     CORNERSTONE INTERNET SOLUTIONS COMPANY
                                 --------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 10, 2000
                                 --------------


To the Stockholders:


         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Cornerstone Internet Solutions Company, a Delaware corporation (the "Company"), will be held at the Mayfair Farms, West Orange, New Jersey, on Friday, November 10, 2000, at 10:00 A.M., local time, for the following purposes:

                  (1) To approve a one for five reverse stock split of the Company's issued and outstanding Common Stock;

                  (2)      To  approve  a  change  in the  Company's  name  from
                           Cornerstone   Internet   Solutions   Company  to  B2B
                           Enterprises, Inc.; and

                  3. To transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 6, 2000 as the record date for the Special Meeting or any adjournments thereof. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Special Meeting.

                                           By Order of the Board of Directors



                                           KENNETH GRUBER
                                           Secretary

Dated: October 6, 2000
New York, New York

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     CORNERSTONE INTERNET SOLUTIONS COMPANY
                             584 Broadway, Suite 509
                            New York, New York 10012
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS

                                November 10, 2000
                                ----------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to stockholders by the Board of Directors of CORNERSTONE INTERNET SOLUTIONS COMPANY, a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at a Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at the Company's principal executive offices located at Mayfair Farms, West Orange, New Jersey, on Friday, November 10, 2000, at 10:00 A.M., local time, or at any adjournment thereof.

         The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is October 8, 2000.

                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on October 6, 2000, the record date (the "Record Date") for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. As of the close of business on the Record Date, there were 25,108,326 outstanding shares of the Company's common stock, $.01 par value (the "Common Stock").

                                VOTING OF PROXIES

         Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, all such shares will be voted (i) for the approval of a one for five reverse stock split of the Company's issued and outstanding Common Stock, (ii) for the approval of the change in the Company's name from Cornerstone Internet Solutions Company to B2B Enterprises, Inc. (the "Name Change Amendment") and (iii) for any other matter that may properly be brought before the Special Meeting in accordance with the judgment of the person or persons voting the Proxies.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Special Meeting, or by execution of a subsequent proxy that is presented to the Special Meeting or if the stockholder attends the Special Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by electronic mail, telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The costs of retaining such firm, which the Company does not anticipate will exceed $20,000, would depend upon the amount and type of services rendered. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                                  VOTING RIGHTS

         Holders of each share of Common Stock are entitled to one vote for each share held on all matters. The holders of a majority of the outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum.

         Broker "non-votes" and the shares as to which a stockholder abstains from voting are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the one for five reverse stock split and the Name Change Amendment. Accordingly, abstentions and broker non-votes will have the same effect as a negative vote with respect to such proposals.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, each director, each executive officer and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for each such person is in care of the Company, 584 Broadway, Suite 509, New York, New York 10012.

Item 11    Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership (as it relates to dispositive power) of the Company's Common Stock as of July 31, 2000 (a) each stockholder known by the Company to be the beneficial owner of five percent or more of the outstanding Common Stock, (b) each director and current Executive Officer of the Company individually, and (c) all directors and executive officers as a group. Except as otherwise indicated in the footnotes below, (x) the Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares, and (y) where no address is indicated, the address of the beneficial owner is the address of the principal executive offices of the Company.



Name and Address of Beneficial Owner               Number of Shares   % of Class
                                                          (1)
--------------------------------------------------------------------------------
Andrew Gyenes                                         939,222(2)           3.7%
Harrison Weaver                                        27,000(3)           *
Rino Bergonzi                                          30,000(4)           *
Peter Gyenes                                           48,150(5)           *
David Rowe                                            122,366(6)           *
Kenneth Gruber                                         12,361(7)           *

All directors and executive officers as a group     1,169,099(8)           4.5%

-----------------------
*    less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any person who, directly or indirectly, through any contract, arrangement, understanding or otherwise, has or shares voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants or convertible notesbut are not deemed outstanding for computing the percentage ownership of any other person.

(2) Consists of 922,222 shares of Common Stock issuable upon exercise of presently exercisable options, 10,000 shares owned by the AnnMar Manufacturing Inc. Employee Pension Plan as trustee, and 7,000 shares owned jointly by Mr. Gyenes and his wife.

(3) Consists of 25,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Company's 1995 Stock Option Plan for Outside Directors (the "Outside Directors' Plan") and 2,000 shares owned by Mr. Weaver

(4) Consists of 30,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Outside Directors' Plan.

(5) Consists of 8,150 shares of Common Stock owned by Mr. Peter Gyenes, 30,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Outside Directors' Plan, and 10,000 shares owned by the AnnMar Manufacturing Inc. Employee Pension Plan as trustee.

(6) Consists of shares of Common Stock issuable upon the exercise of presently exercisable options.

(7) Consists of shares of Common Stock issuable upon the exercise of presently exercisable options and 9,583 shares owned by Mr. Gruber

(8) Consists of 36,733 shares of Common Stock and presently exercisable options to purchase 1,132,366 shares of Common Stock.


                 PROPOSAL I--APPROVAL OF THE REVERSE STOCK SPLIT

         The Board of Directors believes it would be in the best interests of the Company and its stockholders to effect a reverse stock split of five shares of the Company's issued and outstanding Common Stock into one new share of Common Stock (the "Reverse Stock Split"). In this regard, the Board has unanimously approved, and recommends to stockholders that they approve, the Reverse Stock Split, as described herein. The Reverse Stock Split will be effected by the filing of an amendment to the Company's Certificate of Incorporation, which contains the changes relating to the Reverse Stock Split, substantially as set forth in Annex A to this Proxy Statement.

         If the Reverse Stock Split is approved, each five shares of the Company's Common Stock would be changed into one share of Common Stock. The par value of the Common Stock would be changed to $.05 per share (from $.01 per share). Cash in lieu of fractional shares would be paid to the stockholders upon the sale of such fractional interest. The per share exercise price and the number of shares issuable upon exercise of outstanding warrants and options will be adjusted accordingly. For example, the Company currently has outstanding warrants and options to purchase approximately 3,291,000 shares of Common Stock at an average exercise price of $2.56 per share. If the Reverse Stock Split is approved, and assuming no other grants of warrants or options or exercises of outstanding warrants or options, the Company will have outstanding warrants and options to purchase approximately 658,200 shares of Common Stock at an average exercise price of $12.78 per share.

Purposes of the Reverse Stock Split

         The Common Stock is currently listed on the Nasdaq SmallCap Market ("Nasdaq") and the Boston Stock Exchange. The Board of Directors believes that a Reverse Stock Split may facilitate the continued listing of the Company's Common Stock on Nasdaq. In order to be eligible for continued listing on Nasdaq, a security must have a minimum bid price of at least $1.00 for a sustained period. As of the Record Date, the minimum bid price of the Common Stock was $[ ] per share, as reported by Nasdaq. If effected, the Reverse Stock Split will reduce the number of shares of Common Stock issued and outstanding. The Board expects that such reduction will result in an increase in the bid price of the Common Stock to a level above the current bid price and to at least $1.00 per share. However, since there are numerous factors and contingencies that could affect the bid price of the Common Stock, there can be no assurance that such increase in the bid price will occur, or, if it occurs, that the bid price will be at least $1.00 per share for a sustained period. Moreover, there can be no assurance that even if the minimum bid price of the Common Stock is at least $1.00 for a sustained period, the Company will continue to meet the other listing requirements for continued listing on Nasdaq. Accordingly, there can be no assurance that even if the Reverse Stock Split is approved, the Company's Common Stock will continue to be listed on Nasdaq.

         The Board of Directors also believes that, even if the Common Stock is not listed on Nasdaq, the Reverse Stock Split may improve the marketability and liquidity of the Common Stock because the anticipated increase in the per share price of the Common Stock should reduce the reluctance of many brokerage firms and institutional investors to recommend the Common Stock to their clients or to otherwise hold it in their own portfolios.

         The Board of Directors believes that some of the practices of the securities industry that may tend to discourage individual brokers within those firms from dealing in lower-priced stocks or lending funds (i.e. providing margin) to facilitate the purchase of such stocks have affected the per share price of the Common Stock. Some of those practices involve time-consuming procedures which make dealing in lower-priced stocks less appealing economically. Furthermore, the brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the actual brokerage commission on a higher-priced issue.

         The Board of Directors believes that a decrease in the number of issued and outstanding shares of Common Stock, in the absence of any material alteration in the proportionate economic interest in the Company held by its individual stockholders, may increase the aggregate market value of the outstanding shares. However, the Board makes no assurance that the market value of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. Accordingly, there can be no assurance that the foregoing objectives will be achieved or that the market price of the Common Stock resulting upon implementation of the proposed Reverse Stock Split will be maintained for any period of time or that such market price will approximate five times the market price before the proposed Reverse Stock Split.

Potential Effects of the Reverse Stock Split

         Pursuant to the Reverse Stock Split, each holder of five shares of Common Stock, par value $.01 per share ("Old Common Stock"), immediately prior to the effectiveness of the Reverse Stock Split would become the holder of one share of Common Stock, par value $.05 per share ("New Common Stock"), after consummation of the Reverse Stock Split.

         Although the Reverse Stock Split will not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Company's equity capital. The Board of Directors believes that this risk is outweighed by the benefits of the Reverse Stock Split.

         If approved, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round- lots" of even multiples of 100 shares.


Increase of Shares of Common Stock Available for Future Issuance

         As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board of Directors of the Company including, among others, future financing transactions.

         Because the Reverse Stock Split will create the Increased Available Shares, the Reverse Stock Split may be construed as having an anti-takeover effect. Although neither the Board of Directors nor the management of the Company views the Reverse Stock Split as an anti-takeover measure, the Company could use the Increased Available Shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.

Effectiveness of the Reverse Stock Split

         The Reverse Stock Split, if approved by the Company's stockholders, would become effective (the "Effective Date") upon the filing with the Secretary of State of the State of

Delaware of a Certificate of Amendment of the Company's Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Annex A (which does not include the Name Change Amendment since the Name Change Amendment will be separately approved). It is expected that such filing will take place on or shortly after the date of the Special Meeting, assuming the stockholders approve the Reverse Stock Split. However, the exact timing of the filing of such Certificate of Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board of Directors reserves the right to delay the Reverse Stock Split Amendment for up to twelve months following stockholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment if, at any time prior to filing such Reverse Stock Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

         Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split and any cash which may be payable in lieu of fractional shares. As soon as practicable after the Effective Date, stockholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock (and, if applicable, cash in lieu of fractional shares).

         On the Effective Date, the interest of each stockholder of record who owns fewer than five shares of Common Stock will thereby be terminated, and he, she or it will have no right to vote as a stockholder or share in the assets of any future earnings of the Company.


Federal Income Tax Consequences

         The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to stockholders of the Company. It should be noted that this summary is based upon the Federal income tax laws currently in effect and as currently interpreted. This summary does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. The summary is provided for general information only, and does not purport to address all aspects of the range of possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not account for or consider the Federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This summary does not discuss any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the stockholders of the Company in connection with the Reverse Stock Split. Accordingly, each stockholder is encouraged to consult its own tax adviser regarding the specific tax consequences of the proposed Reverse Stock Split to such stockholder, including the application and effect of federal, state, local and foreign taxes, and any other tax laws.

         The Board of Directors believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Stock Split qualifies as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), (i) no gain or loss will be recognized by a stockholder of Common Stock who exchanges its Common Stock for new Common Stock, except that a holder of Common Stock who receives cash proceeds from the sale of fractional shares of Common Stock will recognize a gain or loss equal to the difference, if any, between such proceeds and the basis of its Common Stock allocated to its fractional share interests, and such gain or loss, if any, will constitute capital gain or loss if its fractional share interests are held as capital assets at the time of their sale, (ii) the tax basis of the New Common Stock received by holders of Common Stock will be the same as the tax basis of the Common Stock exchanged therefor, less the tax basis allocated to fractional share interests and (iii) the holding period of the new Common Stock in the hands of holders of New Common Stock will include the holding period of their Common Stock exchanged therefor, provided that such Common Stock was held as a capital asset immediately prior to the exchange.

Conclusion

         The Board of Directors has considered this Proposal and believes that the Reverse Stock Split of the Company's issued and outstanding shares of Common Stock is in the best interests of its stockholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE REVERSE STOCK SPLIT.


        PROPOSAL II - PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
           TO CHANGE THE NAME OF THE COMPANY TO B2B ENTERPRISES, INC.

                  The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation to change the name of the Company from Cornerstone Internet Solutions Company to B2B Enterprises, Inc. The Board of Directors further directed that the Name Change Amendment be submitted for consideration by stockholders at the Special Meeting.

                  The Board of Directors believes that the Name Change Amendment is in the Company's best interest because the proposed new corporate name reflects the Company's transition from being a provider of comprehensive business-to-business (B2B) e-commerce services and solutions to focus exclusively on the growth of B2BGalaxy.com, an operating unit that develops industry specific business-to-business e-commerce marketplace and procurement technology. As part of such transition, the Board of Directors of the Company on September 25, 2000 has announced the dissolution of its professional service subsidiary, MarchFIRST Cornerstone. The Board of Directors believes that, notwithstanding the goodwill associated with the Company's present name, it is necessary to change the corporate name to broaden the appeal of the Company among potential customers.

                  There can be no assurance that the new corporate name will enhance the Company's ability to create industry specific business-to-business e-commerce portals, attract a broader range of customers, or that the name change will not create confusion that will cause the Company to lose customers. However, taking the foregoing into account, the Board of Directors deems that on balance the Name Change Amendment is in the best interest of the Company and its stockholders.

                  In the event the Name Change Amendment is approved by stockholders, the Company will thereafter file a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, amending
Article I thereof, which will become effective at the close of business on the date such filing is accepted by the Secretary of State. As amended, such Article I would read in its entirety as follows"

"Article I - Name. The name of the Corporation shall be B2B Enterprises, Inc."


Conclusion

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO B2B ENTERPRISES, INC.





                           INCORPORATION BY REFERENCE

                  This Proxy Statement incorporates by reference the Company's Audited Financial Statements for the fiscal years ended May 31, 2000 and May 31, 1999 as well as Management's Discussion and Analysis of Financial Conditions and Results of Operations. Such information is included in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000.

         ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MAY 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO KENNETH GRUBER, CHIEF FINANCIAL OFFICER AND SECRETARY AT CORNERSTONE INTERNET SOLUTIONS COMPANY, 584 BROADWAY, SUITE 509, NEW YORK, NEW YORK 10012.

                                  OTHER MATTERS

                  As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Special Meeting. If any other matter or matters are properly brought before the Special Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.


/s/ Kenneth Gruber
Kenneth Gruber
Secretary

October 8, 2000

                                     ANNEX A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                     CORNERSTONE INTERNET SOLUTIONS COMPANY

         Cornerstone Internet Solutions Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Cornerstone Internet Solutions Company at a duly called meeting, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing that said amendment be considered by the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Board of Directors declares that it is advisable to amend Article FOURTH of the Certificate of Incorporation of the Corporation as follows:

                           FOURTH: This corporation is authorized to issue two
                  classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock this Corporation is authorized to issue is 50,000,000, par value $0.05 per share, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 2,000,000 shares of Preferred Stock, with the Board of Directors being hereby authorized to fix or alter the rights, preferences, privileges and restriction granted to or imposed upon any series of such Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                           Simultaneously with the effective date of the filing
                  of this amendment to the Corporation's Certificate of Incorporation (the "Effective Date"), each share of common stock, par value $.01 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Stock Split"), without any action on the part of the holder thereof, as one-fifth of one share of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by (ii) five times [such price as the Corporation's Board of Directors determines, in its discretion, to the be fair market value per share of the Old Common Stock] on the business day prior to the Effective Date. No Interest shall be payable on the Cash-in-Lieu Amount."

         SECOND: That thereafter, the stockholders of said corporation, at a duly called meeting of the stockholders, voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Cornerstone Internet Solutions Company has caused this Certificate to be signed by _______________, its ___________, this day of ____________, 2000.


                                        CORNERSTONE INTERNET SOLUTIONS
                                        COMPANY



                                        By:___________________________________
                                           [                           ]


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


                     CORNERSTONE INTERNET SOLUTIONS COMPANY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF

                     CORNERSTONE INTERNET SOLUTIONS COMPANY


         The undersigned, a stockholder of Cornerstone Internet Solutions Company, a Delaware corporation (the "Company"), hereby appoints Andrew Gyenes and Kenneth Gruber and each of them, attorneys-in-fact, agents and proxies, with full power of substitution to each, for and in the name of the undersigned and with all of the powers the undersigned would possess if personally present, to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of the Company, to be held at Mayfair Farms, West Orange, New Jersey on Friday, November 10, 2000 at 10:00 a.m. and at all adjournments or postponements therefore, hereby revoking any proxy heretofore given.

         The Board of Directors recommends a vote FOR the proposals:

         To approve a one for five reverse stock split of the Company's issued and outstanding Common Stock.


                   FOR     _____    AGAINST      _____    ABSTAIN     _____


         To approve a change in the Company's name from Cornerstone Internet Solutions Company to B2B Enterprises, Inc.


                   FOR     _____    AGAINST      _____    ABSTAIN     _____

         The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.

         This Proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the approval of the reverse stock split of the Company's issued and outstanding Common Stock and the change in the Company's name from Cornerstone Internet Solutions Company to B2B Enterprises, Inc.

         Receipt is acknowledged of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement.


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

SIGNATURE:
          -----------------------------

SIGNATURE:
          -----------------------------

DATE:
     ----------------------------------


NOTE: Please sign exactly as your name appears on this Proxy. If signing as attorney, executor, trustee or in other representative capacity, sign name and indicate title.




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